Exhibit 5.1

Carely Olsen Singapore LLP 10 Collyer Quay #29-10 Ocean Financial Centre Singapore 049315 T +65 6911 8310 E singapore@careyolsen.com

Our ref:    AMCK/AK/1093220/0001/S855475v5

28 January 2026

Apollomics Inc.

c/o Cricket Square

Hutchins Drive

PO Box 2681

Grand Cayman KY1-1111

Cayman Islands

Dear Sirs

Apollomics Inc. (the “Company”)

We have acted as Cayman Islands legal counsel to the Company in connection with the Company’s registration statement on Form S-8 (the “Registration Statement”) provided to us as filed with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended (the “Securities Act”) in relation to the registration under the Securities Act of 124,346 Class A Ordinary Shares of par value US$0.01 per share (each an “Class A Ordinary Share” and the “Class A Ordinary Shares”) (the “New Shares”), issuable by the Company pursuant to the 2023 Incentive Award Plan of the Company approved on 22 December 2022 (Beijing time) (the “2023 Plan”).

This Opinion is given only on the laws of the Cayman Islands in force at the date hereof and is based solely on matters of fact known to us at the date hereof. We have not investigated the laws or regulations of any jurisdiction other than the Cayman Islands. We express no opinion as to matters of fact or, unless expressly stated otherwise, the commercial terms of, or veracity of any representations or warranties given in or in connection with any of the documents set out in Section 2.

In giving this Opinion we have reviewed originals, copies, drafts, and certified copies of the documents set out in Section 2. This Opinion is given on the basis that the assumptions set out in Section 3 (which we have not independently investigated or verified) are true, complete and accurate in all respects. In addition, this Opinion is subject to the qualifications set out in Section 4.

Carey Olsen Singapore LLP (Registration No. T15LL1127K) is a limited liability partnership registered in Singapore under the Limited Liability Partnerships Act (Chapter 163A)

1.	Opinions

1.1

The Company has been duly incorporated as an exempted company with limited liability under the Companies Act (as revised) of the Cayman Islands (the “Companies Act”), is validly existing and was, at the date of the Certificate of Good Standing, in good standing with the Registrar of Companies of the Cayman Islands (the “Registrar”).

1.2

Upon the due issuance of the New Shares pursuant to the terms of the 2023 Plan and relevant Issuance Documents (as defined below) and duly recorded in the Company’s register of members, and payment of the consideration therefor (being not less than the par value of the New Shares), such New Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such New Shares).

2.	Documents Reviewed

The documents listed in this Section 2 are the only documents and/or records we have examined and relied upon and the only searches and enquiries we have carried out for the purposes of this Opinion.

2.1

The certificate of incorporation of the Company dated 21 May 2015 and the certificate of incorporation on change of name dated 8 January 2019, the sixth amended and restated memorandum and articles of association of the Company as adopted by a special resolution passed on 16 March 2023 (the “Memorandum and Articles”), the stamped registered office’s certificate with an extract of the ordinary resolutions of the shareholders of the Company approving changes in the authorised share capital of the Company dated 1 May 2025, the Register of Members (the “Register of Members”), Register of Directors and Register of Mortgages and Charges, in each case, of the Company, copies of which have been provided to us electronically (together the “Company Records”).

2.2	A certificate of incumbency relating to the Company issued by Conyers Trust Company (Cayman) Limited dated 11 December 2025 (the “Certificate of Incumbency”).

2.3	A certificate of good standing relating to the Company issued by the Registrar dated 21 January 2026 (the “Certificate of Good Standing”).

2.4	The Cayman Online Registry Information System (CORIS), the Cayman Islands’ General Registry’s online database, searched on 28 January 2026.

2.5	The Registration Statement as filed with United States Securities and Exchange Commission on or around 2 February 2026.

2.6

The signed minutes of the meeting of the board of directors of the Company held on 22 December 2022 (Beijing time) approving the adoption of the 2023 Plan (the “December 22 Board Minutes”) and the signed minutes of the meeting of the board of directors of the Company held on 17 March 2023 (Beijing time) approving the December 22 Board Minutes.

2.7

The signed minutes of the meeting of the shareholders of the Company held on 14 November 2024 (Pacific Time) (the “Shareholders Meeting”) approving, inter alia, the change in the Company’s authorised share capital resulting from the reverse share split and authorised share capital increase, together with the Form 6-K as filed with United States Securities and Exchange Commission indicating the voting results of the shareholder resolutions made at the Shareholders Meeting.

2.8	The signed minutes of the meeting of the board of directors of the Company held on 12 November 2024.

2.9

The signed written resolutions of the board of directors of the Company dated 28 January 2026 (i) approving the registration of the Registration Statement and (ii) confirming the authorised share capital of the Company (together with the documents listed in 2.6 to 2.8, the “Resolutions”).

2.10	The signed director’s certificate dated 27 January 2026 addressed to Carey Olsen (the “Director’s Certificate”).

3.	Assumptions

We have assumed: (a) the authenticity, accuracy and completeness of all documents supplied to us, whether as originals or copies and of all factual representations expressed in or implied by the documents we have examined; (b) that where we have been provided with a document in executed form or with only the signature page of an executed document, that such executed document does not differ from the latest draft version of the document provided to us and, where a document has been reviewed by us in draft or specimen form, it will be or has been executed in the form of that draft or specimen; (c) all signatures, initials and seals are genuine; (d) the Memorandum and Articles remain in full force and effect and are unamended; (e) the Company Records are complete and accurate and all matters required by law and the Memorandum and Articles to be recorded therein are completely and accurately so recorded; (f) the Resolutions remain in full force and effect and have not been amended, modified, supplemented, revoked, rescinded or terminated in any way, and any minutes are a true and correct record of the proceedings of the relevant meeting, which was duly convened and held and at which a quorum was present throughout in the manner prescribed in the Memorandum and Articles; (g) that the applicable definitive purchase, underwriting, warrant, agency, award agreement or similar agreements in respect of such issuance (the “Issuance Documents”) will be duly executed and delivered by or on behalf of the Company and all other parties thereto; (h) the full power (including both capacity and authority), legal right and good standing of each of the parties (other than the Company as a matter of Cayman law) to the Issuance Documents to execute, date, unconditionally deliver and perform their obligations under the Issuance Documents; (i) that the applicable Issuance Documents relating to any Class A Ordinary Shares to be offered and sold will constitute legal, valid and binding obligations, enforceable in accordance with their terms of each of the parties in accordance with all applicable law (other than the Company as a matter of Cayman law); (j) there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions contemplated by the Registration Statement or the Issuance Documents; (k) that the issuance and sale of and payment for the Class A Ordinary Shares, or exercise of warrants in respect of the Class A Ordinary Shares, will be in accordance with the applicable Issuance Documents and the Registration Statement (including any applicable supplement thereto); (l) that no party is aware of any improper purpose for the issue of the Class

A Ordinary Shares; (m) no law or regulation of any jurisdiction other than the Cayman Islands qualifies or affects this Opinion; (n) the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with and declared effective by the United States Securities and Exchange Commission; and (o) the authenticity, accuracy and completeness of all information, statements and confirmations contained in the Director’s Certificate and Certificate of Incumbency, which we have relied on without verification, as this information is otherwise unavailable to, and cannot be verified by us, and without any liability for ensuring or checking the accuracy of the same.

4.	Qualifications

This Opinion is subject to the following qualifications:

4.1

In this opinion the phrase “non-assessable” means, with respect to the Class A Ordinary Shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, and in absence of a contractual arrangement, or an obligation pursuant to the Memorandum and Articles, to the contrary, be liable for additional assessments or calls on the Class A Ordinary Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

4.2

The register of members of a Cayman Islands company provides prima facie evidence of the legal ownership of registered shares in a company. No purported creation or transfer of legal title to Class A Ordinary Shares is effective until the register of members is updated accordingly. However, an entry in the register of members may be subject to rectification (for example, in the case of fraud or manifest error).

4.3

Any issue of Class A Ordinary Shares that takes place after the commencement of the winding up of the Company is void unless consented to by the liquidator (in the case of a voluntary winding up of the Company) or the courts of the Cayman Islands (in the case of a court-supervised winding up of the Company).

4.4	To maintain the Company in good standing under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar within the time frame prescribed by law.

This Opinion (and any obligations arising out of or in connection with it) is given on the basis that it shall be governed by and construed in accordance with the current law and practice in the Cayman Islands. By relying on the opinions set out in this Opinion the addressee(s) hereby irrevocably agree(s) that the courts of the Cayman Islands are to have exclusive jurisdiction to settle any disputes which may arise in connection with this Opinion.

We are furnishing this Opinion as exhibit 5.1 and 23.1 to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours faithfully

Carey Olsen Singapore LLP

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